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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Black & Decker 1996 Stock Option Plan of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, as amended by Form 10-K/A filed with the Securities and Exchange Commission on March 30, 1998.


                                    /s/  ERNST & YOUNG LLP



Baltimore, Maryland
April 27, 1998